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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-66738, 33-86946, 33-92878, 33-95050, 33-98170,
333-1632, 333-15655, 333-29431, 333-52417, 333-58605, 333-62828 and 333-92160),
in the Registration Statement on Form S-3 (No. 333-41111) and in the Registration Statement on Form S-4 (No. 333-03696) of PETsMART, Inc. of our report dated March 16, 2001 relating to the financial statements of PETsMART.com, Inc., which appears in this Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Century City, California
July 18, 2002